Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 28, 2024, relating to the financial statements and financial highlights of Ionic Inflation Protection ETF, a series of Tidal ETF Trust, for the year ended April 30, 2024, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

November 25, 2024